EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BLUE DOLPHIN ANNOUNCES SECOND QUARTER 2023 RESULTS

•	Reported gross profit of $1.9 million and $22.4 million for the three and six months ended June 30, 2023, respectively.

•	Reported net loss of $1.6 million, or $0.10 per share, and net income of $15.2 million, or income of $1.02 per share, for the three and six months ended June 30, 2023.

•	Further strengthening of the balance sheet, reducing long-term debt, net and associated interest payable by $2.7 million, or 4.6%, as of June 30, 2023 compared to December 31, 2022.

•	Continued safe operation of the Nixon refinery under extreme, heat-related weather conditions.

Houston, August 15, 2023 / Issuer Direct / -- Blue Dolphin Energy Company (“Blue Dolphin”) (OTCQX:BDCO), an independent refiner and marketer of petroleum products in the Eagle Ford Shale region, announced its financial results for the second quarter of 2023.

For the three months ended June 30, 2023, gross profit totaled $1.9 million compared to gross profit of $16.8 million for the three months ended June 30, 2022. Blue Dolphin reported a loss of $1.6 million, or a loss of $0.10 per share for the three months ended June 30, 2023 compared to net income of $13.4 million, or income of $0.97 per share, for the same period a year earlier. The $15.0 million, or $1.07 per share, decrease in net income between the periods was the result of: (i) significantly weaker refining margins, (ii) slightly lower refinery throughput, production, and sales volumes, and (iii) a buildup of inventory due to a planned turnaround, cooling equipment fabrication delays, and unsafe weather conditions.

For the six months ended June 30, 2023, gross profit totaled $22.4 million compared to gross profit of $23.4 million for the six months ended June 20, 2022. Net income totaled $15.2 million, or income of $1.02 per share for the same six month period in 2023 compared to net income of $16.9 million, or income of $1.27 per share, for the same period a year earlier. The $1.7 million, or $0.25 per share, decrease in net income between the periods was the result of significantly weaker refining margins, slightly lower refinery throughput, production, and sales volumes, and a buildup of inventory in Q2 2023.

“Although second quarter 2023 results were impacted by considerably lower refining margins and a challenging operating environment, our first half 2023 performance remained strong,” said Jonathan P. Carroll, Chief Executive Officer of Blue Dolphin Energy Company. “So far in the third quarter 2023, refining margins have reversed course, rebounding higher and setting the stage for what we believe will be a brighter current quarter.”

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Results of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)

Revenue from operations
Refinery operations	$67,267	$135,208	$181,907	$244,965
Tolling and terminaling	1,611	914	3,632	1,840
Total revenue from operations	68,878	136,122	185,539	246,805

Total cost of goods sold	(66,988)	(119,309)	(163,145)	(223,386)

Gross profit	1,890	16,813	22,394	23,419

Total cost of operations	(1,804)	(1,620)	(3,979)	(3,115)

Income from operations	86	15,193	18,415	20,304

Total other expense	(1,619)	(1,668)	(2,949)	(3,260)

Income (loss) before income taxes	(1,533)	13,525	15,466	17,044
Income tax expense	(27)	$(115)	(273)	$(156)
Net income (loss)	$(1,560)	$13,410	$15,193	$16,888

Income (loss) per common share
Basic	$(0.10)	$0.97	$1.02	$1.27
Diluted	$(0.10)	$0.97	$1.02	$1.27

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Reconciliation of Segment Gross Profit

	Three Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
	Refinery Operations		Tolling and Terminaling		Corporate and Other		Total
	(in thousands)

Revenue	$67,267	$135,208	$1,611	$914	$-	$-	$68,878	$136,122
Intercompany processing fees	(595)	(675)	595	675	-	-	-	-
Cost of goods sold	(66,532)	(118,736)	(456)	(573)	-	-	(66,988)	(119,309)
Gross profit	140	15,797	1,750	1,016	-	-	1,890	16,813
Other operating and general and administrative expenses(1)	(341)	(313)	(156)	(53)	(610)	(555)	(1,107)	(921)
Depreciation and amortization	(304)	(306)	(342)	(342)	(51)	(51)	(697)	(699)
Interest and other non-operating expenses, net	(932)	(703)	(490)	(409)	(197)	(556)	(1,619)	(1,668)
Income (loss) before income taxes	(1,437)	14,475	762	212	(858)	(1,162)	(1,533)	13,525
Income tax expense	-	-	-	-	(43)	(115)	(27)	(115)
Net income (loss)	$(1,437)	$14,475	$762	$212	$(901)	$(1,277)	$(1,560)	$13,410

	Six Months Ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
	Refinery Operations		Tolling and Terminaling		Corporate and Other		Total
	(in thousands)

Revenue	$181,907	$244,965	$3,632	$1,840	$-	$-	$185,539	$246,805
Intercompany processing fees	(1,171)	(1,328)	1,171	1,328	-	-	-	-
Cost of goods sold	(162,332)	(222,194)	(813)	(1,192)	-	-	(163,145)	(223,386)
Gross profit	18,404	21,443	3,990	1,976	-	-	22,394	23,419
Other operating and general and administrative expenses(1)	(819)	(595)	(626)	(123)	(1,139)	(997)	(2,584)	(1,715)
Depreciation and amortization	(608)	(613)	(684)	(684)	(103)	(103)	(1,395)	(1,400)
Interest and other non-operating expenses, net	(1,609)	(1,420)	(960)	(827)	(380)	(1,013)	(2,949)	(3,260)
Income (loss) before income taxes	15,368	18,815	1,720	342	(1,622)	(2,113)	15,466	17,044
Income tax expense	-	-	-	-	(294)	(156)	(273)	(156)
Net income (loss)	$15,368	$18,815	$1,720	$342	$(1,916)	$(2,269)	$15,193	$16,888

(1) General and administrative expenses within refinery operations includes the LEH operating fee, related party, other operating expenses, and accretion of asset retirement obligations.

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Financial Position, Liquidity, and Working Capital

As of June 30, 2023, Blue Dolphin had $0.6 million of cash and cash equivalents compared to $0.5 million at December 31, 2022. Blue Dolphin had $16.5 million and $45.2 million in working capital deficits at June 30, 2023 and December 31, 2022, respectively, representing a $28.7 million improvement. Excluding the current portion of long-term debt, Blue Dolphin had $20.7 million and $2.1 million in working capital at June 30, 2023 and December 31, 2022, respectively, representing an improvement of $18.6 million. The significant improvement in working capital over the past six months was due to decreased long-term debt, current portion and an improvement in accounts payable.

Mr. Carroll continued, “During the second quarter of 2023, we entered into forbearance agreements with two additional lenders. As a result of lender payments, Blue Dolphin decreased net debt and associated accrued interest by $2.7 million during the first half of 2023.”

	June 30,	December 31,
	2023	2022
	(in thousands except share amounts)

ASSETS:
Current assets:
Cash and cash equivalents	$562	$520
Accounts receivable	1,558	1,148
Inventory	31,090	19,844
Other current assets	5,067	3,576
Total current assets	38,277	25,088

Non-current assets:
Total property and equipment, net	56,246	57,436
Restricted cash, noncurrent	1,000	1,001
Other non-current assets	497	379
Total non-current assets	57,743	58,816
Total assets	$96,020	$83,904

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Long-term debt	$37,182	$47,366
Interest payable	5,169	10,365
Accounts payable	1,637	2,316
Other current liabilities	10,798	10,287
Total current liabilities	54,786	70,334

Non-current liabilities:
Long-term debt	10,652	2,322
Interest payable	4,308	-
Other non-current liabilities	493	660
Total non-current liabilities	15,453	2,982

Total liabilities	70,239	73,316

Commitments and contingencies

Stockholders' equity
Common stock ($0.01 par value, 20,000,000 shares authorized; 14,921,968 shares issued at June 30, 2023 and December 31, 2022)(1)	149	149
Additional paid-in capital	39,758	39,758
Accumulated deficit	(14,126)	(29,319)
Total stockholders' equity	25,781	10,588
Total liabilities and stockholders' equity	$96,020	$83,904

(1) Blue Dolphin has 2,500,000 shares of preferred stock, par value $0.10 per share, authorized. At June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued and outstanding.

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About Blue Dolphin

Blue Dolphin is an independent downstream energy company operating in the Gulf Coast region of the United States. Subsidiaries operate a light sweet-crude, 15,000-bpd crude distillation tower with more than 1.25 million bbls of petroleum storage tank capacity in Nixon, Texas. Blue Dolphin was formed in 1986 as a Delaware corporation and is traded on the OTCQX under the ticker symbol “BDCO”. For additional information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:

Jonathan P. Carroll

Chief Executive Officer and President

713-568-4725

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements relating to Blue Dolphin’s operations that are based on management’s current expectations, estimates and projections about the oil and gas industry. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Blue Dolphin undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For a discussion of risk factors that could cause actual results to differ materially from those in the forward-looking statements, please see the factors set forth under the heading “Risk Factors” in Blue Dolphin’s 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

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